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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement of MB Financial, Inc. on Form S-4 of our report dated January 30, 2004 on the financial statements of First SecurityFed Financial, Inc. appearing in the 2003 Form 10-K of First SecurityFed Financial, Inc. and to the reference to us under the heading "Experts" in the prospectus.

                        /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
April 14, 2004

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CONSENT OF INDEPENDENT AUDITORS